Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
October 22, 2026

Farmers and Merchants Bancshares, Inc.	Contact: Mr. Gary A. Harris
4510 Lower Beckleysville Rd, Suite H	President and Chief Executive Officer
Hampstead, Maryland 21074	(410) 374-1510, ext. 1104

FARMERS AND MERCHANTS BANCSHARES, INC. REPORTS EARNINGS OF $5.7 MILLION OR $1.76 PER SHARE FOR THE NINE MONTHS ENDED

SEPTEMBER 30, 2026

HAMPSTEAD, MARYLAND (October 22, 2026) – Farmers and Merchants Bancshares, Inc. (the “Company”), the parent company of Farmers and Merchants Bank (the “Bank” and, together with the Company, “we”, “us” and “our”), announced that net income for the nine months ended September 30, 2026 was $5.7 million, or $1.76 per common share (basic and diluted), compared to $4.1 million, or $1.28 per common share (basic and diluted), for the same period in 2025. The Company’s annualized return on average assets during the nine months ended September 30, 2026 was 0.88% compared to 0.65% for the same period in 2025. The Company’s annualized return on average equity during the nine months ended September 30, 2026 was 11.58% compared to 9.24% for the same period in 2025.

Net income for the three months ended September 30, 2026 was $2.0 million, or $0.62 per common share (basic and diluted), compared to $1.7 million, or $0.53 per common share (basic and diluted), for the third quarter of 2025. The Company’s annualized return on average assets during the three months ended September 30, 2026 was 0.92% compared to 0.80% for the same period in 2025. The Company’s annualized return on average equity during the three months ended September 30, 2026 was 12.48% compared to 11.23% for the same period in 2025.

Net interest income for the nine months ended September 30, 2026 was $2.9 million higher when compared to the same period in 2025 due to a widening net yield on interest-earning assets of 3.32% for the nine months ended September 30, 2026 compared to 2.98% for the same period in 2025. The yield on earning assets increased to 5.40% for the nine months ended September 30, 2026, compared to 5.19% for the same period in 2025. The cost of interest bearing liabilities decreased to 2.58% for the nine months ended September 30, 2026, down from 2.70% for the same period in 2025. Average interest earning assets were $837.0 million for the nine months ended September 30, 2026 compared to $804.3 million for the same period in 2025. Gross interest income increased by $2.6 million to $33.7 million for the nine months ended September 30, 2026, up from $31.1 million for the same period in 2025. Average interest bearing liabilities increased by $14.9 million to $672.7 million for the nine months ended September 30, 2026 from $657.8 million for the same period in 2025. Total interest expense decreased slightly to $13.0 million for the nine months ended September 30, 2026 compared to $13.3 million for the same period in 2025.

The Company did not record a provision for credit losses for the nine months ended September 30, 2026. There was a $595 thousand provision recorded for the nine months ended September 30, 2025 which was related to a write down of one loan that was ultimately foreclosed upon.

Noninterest income decreased by $46 thousand for the nine months ended September 30, 2026 when compared to the same period in 2025. The decrease was due to several factors, including the non-recurrence of a gain on the settlement of a fair value hedge of $94 thousand in 2025, a $22 thousand decrease in service charges on deposit accounts, the non-reccurance of a gain on insurance proceeds of $73 thousand, and a $41 thousand decrease in the fair value adjustment of an equity security. These were offset by a $29 thousand increase in mortgage banking revenue, a $74 thousand increase in bank owned life insurance income, an increase in the gain on the sale of SBA loans of $13 thousand, and a $68 thousand increase in other fees and commissions. Noninterest expense was $917 thousand higher for the nine months ended September 30, 2026 when compared to the same period in 2025, due primarily to a $730 thousand increase in salaries and benefits resulting from new staffing additions and incentives. Also contributing to the increase was a $230 thousand combined increase in occupancy and furniture and equipment costs, an increase in ATM and debit card expenses of $86 thousand, and a $160 thousand increase in other expenses. These increases were offset in part by year over year decreases in FDIC assessments of $188 thousand, professional services of $54 thousand, advertising costs of $41 thousand, postage of $5 thousand, and other real estate owned expenses of $1 thousand.

Total assets decreased to $865.4 million at September 30, 2026 from $872.0 million at December 31, 2025. Loans, net of the allowance for credit losses, increased to $655.0 million at September 30, 2026 from $633.1 million at December 31, 2025. Investments in debt securities decreased to $124.0 million at September 30, 2026 from $139.8 million at December 31, 2025. Deposits decreased to $716.0 million at September 30, 2026 from $720.5 million at December 31, 2025. Total borrowings decreased by $4.6 million to $74.4 million at September 30, 2026, down from $79.0 million at December 31, 2025. The decrease was primarily due to the Company repaying $5.0 million in Federal Home Loan Bank advances.

The book value of the Company’s common stock increased to $20.70 per share at September 30, 2026 from $20.02 per share at December 31, 2025. Book value per share at September 30, 2026 was reflective of the $15.0 million unrealized loss, net of income taxes, on the Bank’s available for sale (“AFS”) securities portfolio as a result of the rise in interest rates since the time of purchase. Changes in the market value of the AFS securities portfolio, net of income taxes, are reflected in the Company’s equity, but are not included in the income statement. The Company’s tangible equity was $60.6 million at September 30, 2026 compared to $57.6 million at December 31, 2025.

Gary A. Harris, President and CEO, commented “Our results through the first nine months of 2026 reflect the progress we're making across the Bank, with net income increasing 41.2% over the same period last year and loan growth of approximately $33 million year over year. For us, growth is about more than getting bigger. It's about becoming a better bank for the people and businesses who count on us. That means investing in our team, strengthening our capabilities, and making it easier for customers to do business with us, while preserving the personal relationships that have defined Farmers and Merchants for more than a century.”

About the Company

The Company is the financial holding company for Farmers and Merchants Bank, a Maryland-chartered community bank headquartered in Hampstead, Maryland. Founded in 1919, the Bank has served the deposit, lending, and financial needs of consumers and businesses across Carroll and Baltimore Counties for more than a century. The Bank operates eight locations along Routes 30, 795, 140, 26, and 45 corridors, including offices in Hampstead, Upperco, Owings Mills, Reisterstown, Westminster, Eldersburg, Greenmount, and Towson. Certain broker-dealers make a market in the common stock of Farmers and Merchants Bancshares, Inc., and trades are reported through the OTCID Basic Market under the symbol “FMFG”. For more information, visit fmb1919.bank.

Forward-Looking Statements

The statements contained herein that are not historical facts are forward-looking statements (as defined by the Private Securities Litigation Reform Act of 1995) based on management's current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “will,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. For a discussion of these risks and uncertainties, see the section of the periodic reports filed by Farmers and Merchants Bancshares, Inc. with the Securities and Exchange Commission entitled “Risk Factors”.

Farmers and Merchants Bancshares, Inc. and Subsidiaries

 Consolidated Balance Sheets

Dollars in thousands except per share data

	September 30,	December 31,
	2026	2025 *
	(Unaudited)
Assets

Cash and due from banks	$31,945	$46,113
Federal funds sold and other interest-bearing deposits	803	566
Cash and cash equivalents	32,748	46,679
Certificates of deposit in other banks	100	100
Securities available for sale, at fair value	103,257	118,730
Securities held to maturity, at amortized cost less allowance for credit losses of $95 and $79	20,774	21,055
Equity security, at fair value	538	550
Restricted stock, at cost	3,475	3,693
Mortgage loans held for sale	113	714
Loans, less allowance for credit losses of $4,666 and $4,361	654,965	633,144
Premises and equipment, net	7,465	7,141
Accrued interest receivable	2,723	2,535
Deferred income taxes, net	7,185	6,277
Other real estate owned, net	1,665	1,673
Bank owned life insurance	15,656	15,353
Goodwill and other intangibles, net	7,012	7,018
Other assets	7,725	7,296
Total assets	$865,401	$871,958

Liabilities and Stockholders' Equity

Deposits
Noninterest-bearing	$126,615	$117,098
Interest-bearing	589,383	603,361
Total deposits	715,998	720,459
Securities sold under repurchase agreements	4,664	4,317
Federal Home Loan Bank of Atlanta advances	57,700	62,700
Long-term debt, net of issuance costs	12,072	12,036
Accrued interest payable	843	1,278
Other liabilities	6,545	6,508
Total liabilities	797,822	807,298
Stockholders' equity
Common stock, par value $.01 per share, authorized 5,000,000 shares; issued and outstanding 3,263,958 shares in 2026 and 3,229,795 shares in 2025	33	32
Additional paid-in capital	32,752	32,148
Retained earnings	49,791	45,210
Accumulated other comprehensive loss	(14,997)	(12,730)
Total stockholders' equity	67,579	64,660
Total liabilities and stockholders' equity	$865,401	$871,958
* Derived from audited consolidated financial statements

The accompanying notes are an integral part of these consolidated financial statements.

Farmers and Merchants Bancshares, Inc. and Subsidiaries

 Consolidated Statements of Income (Unaudited)

Amounts in thousands except per share data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Interest income
Loans, including fees	$10,078	$9,307	$29,487	$26,572
Investment securities - taxable	829	1,071	2,472	3,191
Investment securities - tax exempt	160	157	458	467
Federal funds sold and other interest earning assets	500	424	1,319	909
Total interest income	11,567	10,959	33,736	31,139

Interest expense
Deposits	3,567	4,344	10,489	12,665
Securities sold under repurchase agreements	10	13	36	42
Federal Home Loan Bank advances	560	129	1,718	251
Long-term debt	258	120	774	342
Total interest expense	4,395	4,606	13,017	13,300
Net interest income	7,172	6,353	20,719	17,839

Provision for credit losses	-	327	-	595

Net interest income after provision for credit losses	7,172	6,026	20,719	17,244

Noninterest income
Service charges on deposit accounts	174	185	505	527
Mortgage banking income	50	75	180	151
Bank owned life insurance income	188	105	390	316
Fair value adjustment of equity security	(20)	7	(25)	16
Gain on settlement of fair value hedge	-	-	-	94
Gain on sale of SBA loans	13	-	13	-
Gain on insurance proceeds, net	-	73	-	73
Other fees and commissions	115	106	411	343
Total noninterest income	520	551	1,474	1,520

Noninterest expense
Salaries	2,471	2,178	6,896	6,576
Employee benefits	619	573	1,896	1,486
Occupancy	303	281	967	890
Furniture and equipment	453	370	1,338	1,185
Professional services	167	174	511	565
Automated teller machine and debit card expenses	177	71	493	407
Federal Deposit Insurance Corporation premiums	96	150	278	466
Postage, delivery, and armored carrier	68	62	199	204
Advertising	46	63	152	193
Other real estate owned expense, net	7	(13)	57	58
Other	613	500	1,767	1,607
Total noninterest expense	5,020	4,409	14,554	13,637

Income before income taxes	2,672	2,168	7,639	5,127
Income taxes	647	462	1,893	1,058
Net income	$2,025	$1,706	$5,746	$4,069

Earnings per common share - basic	$0.62	$0.53	$1.76	$1.28
Earnings per common share - diluted	$0.62	$0.53	$1.76	$1.28

The accompanying notes are an integral part of these consolidated financial statements.

Farmers and Merchants Bancshares, Inc.

Selected Consolidated Financial Data

(Unaudited)

Dollars in thousands except per share data

	As of or For the Three Months Ended September 30,
	2026	2025	2024

OPERATING DATA

Interest income	$11,567	$10,959	$9,847
Interest expense	4,395	4,606	4,762
Net interest income	7,172	6,353	5,085
Provision for (recovery of) credit losses	-	327	-
Net interest income after provision for (recovery of) credit losses	7,172	6,026	5,085
Noninterest income	520	551	451
Noninterest expense	5,020	4,409	4,071
Income before income taxes	2,672	2,168	1,465
Income taxes	647	462	342
Net income	$2,025	$1,706	$1,123

PER SHARE DATA

Net income (Basic and diluted)	$0.62	$0.53	$0.36
Dividends	$0.36	$0.34	$0.00
Book value	$20.70	$19.72	$18.81

KEY RATIOS

Return on average assets	0.92%	0.80%	0.56%
Return on average equity	12.48%	11.23%	8.05%
Efficiency ratio	65.26%	67.04%	73.54%
Net yield on interest-earning assets	3.42%	3.15%	2.62%
Tier 1 capital leverage ratio	10.05%	9.29%	9.42%

Farmers and Merchants Bancshares, Inc.

Selected Consolidated Financial Data

(Unaudited)

Dollars in thousands except per share data

	As of or For the Three Months Ended September 30,
	2026	2025	2024

AT PERIOD END

Total assets	$865,401	$869,799	$817,531
Gross loans	659,631	626,714	576,512
Cash and cash equivalents	32,748	52,187	16,842
Securities	124,031	142,266	179,697
Deposits	715,998	734,096	673,745
Long term debt, FRB and FHLB borrowings	69,772	62,224	70,800
Stockholders' equity	67,579	63,163	59,162

SELECTED AVERAGE BALANCES

Total assets	$878,410	$857,387	$807,493
Gross loans	648,749	625,431	566,893
Cash and cash equivalents	51,614	41,735	20,676
Securities	147,033	162,120	199,915
Deposits	729,353	761,693	663,594
Long term debt, FRB and FHLB borrowings	69,732	23,406	74,569
Stockholders' equity	64,883	60,751	55,819

ASSET QUALITY

Nonperforming assets	$3,224	$4,049	$1,630

Nonperforming assets/total assets	0.37%	0.47%	0.20%

Allowance for credit losses/total loans	0.72%	0.68%	0.56%

Farmers and Merchants Bancshares, Inc.

Selected Consolidated Financial Data

(Unaudited)

Amounts in thousands except per share data

	As of or For the Nine Months Ended September 30,
	2026	2025	2024

OPERATING DATA

Interest income	$33,736	$31,139	$28,092
Interest expense	13,017	13,300	12,700
Net interest income	20,719	17,839	15,392
Provision for (recovery of) credit losses	-	595	-
Net interest income after provision for credit losses	20,719	17,244	15,392
Noninterest income	1,474	1,520	1,329
Noninterest expense	14,554	13,637	12,307
Income before income taxes	7,639	5,127	4,414
Income taxes	1,893	1,058	993
Net income	$5,746	$4,069	$3,421

PER SHARE DATA

Net income (Basic and diluted)	$1.76	$1.28	$1.09
Dividends	$0.36	$0.34	$0.33
Book value	$20.70	$19.72	$18.81

KEY RATIOS

Return on average assets	0.88%	0.65%	0.57%
Return on average equity	11.58%	9.24%	8.53%
Efficiency ratio	65.58%	72.68%	73.60%
Net yield on interest-earning assets	3.32%	2.98%	2.67%
Tier 1 capital leverage ratio	10.05%	9.29%	9.42%

Farmers and Merchants Bancshares, Inc.

Selected Consolidated Financial Data

(Unaudited)

Amounts in thousands except per share data

	As of or For the Nine Months Ended September 30,
	2026	2025	2024

AT PERIOD END

Total assets	$865,401	$869,799	$817,531
Gross loans	659,631	626,714	576,512
Cash and cash equivalents	32,748	52,187	16,842
Securities	124,031	142,266	179,697
Deposits	715,998	734,096	673,745
Long term debt, FRB and FHLB borrowings	69,772	62,224	70,800
Stockholders' equity	67,579	63,163	59,162

SELECTED AVERAGE BALANCES

Total assets	$868,572	$833,069	$797,367
Gross loans	640,737	611,727	547,646
Cash and cash equivalents	45,664	58,423	30,766
Securities	150,595	165,248	204,353
Deposits	718,333	743,021	658,105
Long term debt, FRB and FHLB borrowings	71,638	19,996	72,280
Stockholders' equity	66,163	58,745	53,476

ASSET QUALITY

Nonperforming assets	$3,224	$4,049	$1,630

Nonperforming assets/total assets	0.37%	0.47%	0.20%

Allowance for credit losses/total loans	0.72%	0.68%	0.56%